PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU ROOM 308 NORTH OFFICE BUILDING
P.O. BOX 8722 HARRISBURG. PA 17105-8722

VALLEY FORGE COMPOSITE TECHNOLOGIES, INC.

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

ENTITY NUMBER: 2725260 MICROFILM NUMBER: 09679

1446-1448

DUANE MORRIS & HECKSCHER COUNTER

Microfilm Number
Filed with the Department of State on Nov 21, 1996

Number. 2725260

Secretary of the Commonwealth

ARTICLES OF INCORPORATION-FOR PROFIT OF
Valley Forge Composite Technologies, Inc.
Name of Corporation
A TYPE OF CORPORATION INDICATED BELOW

Indicate type of domestic corporation:
__X. Business-stock (15 Pa.C.S. § 1306)
__Business-nonstock (15 Pa.C.S. § 2102)
__ Business-statutory close (15 Pa.C.S. § 2303)

__Management(15 Pa.C.S. §2702)
__Professional (15 P*.C.S. § 2003)
__Insurance (15 Pa C.S. § 3101)
__Cooperative (15 Pa.C.5. 5 7102)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and incorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that

1. The name of the Corporation is: Valley Forge Composite Technologies, Inc.

2. The (a) address of the Corporation’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county venue is: (a) 628 Jamie Circle, King of Prussia, PA 19406 Montgomery.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988

4. The aggregate number of shares authorized is : 1,000 shares of Common Stock, Par Value $.001 per share.

5. The name and address of each incorporator is:    John W. Kauffman, Esq C/O Duane, Morris & Heckscher, 4200 One Liberty Place, Philadelphia, PA 19103-7396

6. The specified effective date, if any, is : Date of filing

In Testimony whereof, the incorporator(s) hav signed these Articles of Incorporation on this 20th day of November, 1996

/s/ John W Kauffman
sole incorporator

Rider to the Article of incorporation of Valley Forge Composite Technologies, Inc.

7.  The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation.

8.  The provisions of Subchapter E. Subchapter G and Subchapter H of Chapter 25 of the

Business Corporation Law of 1988, as amended, shall not be applicable to the corporation.